UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 6, 2009

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 6, 2009, Polycom, Inc. (the “Company”) issued a press release announcing its anticipated financial results for the fourth quarter ended December 31, 2008. The full text of the press release is furnished as Exhibit 99.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On January 6, 2009, Polycom announced the implementation of a workforce reduction designed to reduce the Company’s cost structure while maintaining flexibility to invest in the strategic growth areas of the business. The plan includes elimination of approximately 150 positions, or six percent of the Company’s global workforce with most of these reductions taking effect immediately. The Company currently expects to record restructuring charges and make cash expenditures totaling approximately $6.5 million in the first quarter of 2009 resulting from these actions, primarily related to severance and other employee termination benefits.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated January 6, 2009, entitled “Polycom Announces Anticipated Results for Fourth Quarter.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ MICHAEL R. KOUREY
Michael R. Kourey
Senior Vice President, Finance and Administration, and Chief Financial Officer

Date: January 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 6, 2009, entitled “Polycom Announces Anticipated Results for Fourth Quarter.”